Press Release

RLJ Lodging Trust Reports Second Quarter 2020 Results
and Provides Business Update

- Reopened 36 hotels
- Second quarter cash burn better than expected
- Successfully amended unsecured debt to waive financial covenants
- Continue to maintain strong liquidity with over $1B of cash

Bethesda, MD, August 6, 2020 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and six months ended June 30, 2020 and is providing a business update on its operating performance related to the ongoing COVID-19 pandemic.

Highlights
•Reopened 21 hotels during the second quarter and 15 hotels during the third quarter
•Successfully amended unsecured revolver and term loans to waive certain financial covenants
•Maintained a strong balance sheet with over $1.0 billion of unrestricted cash
•Total revenue of $32.6 million
•Net loss of ($116.2) million
•Net loss per share of ($0.74)
•Adjusted EBITDA of ($50.5) million
•Adjusted FFO per diluted common share and unit of ($0.49)

"Against the backdrop of the most challenging quarter in our industry’s history, we made significant progress on several critical fronts; including reopening 21 hotels in a socially and financially responsible manner, reducing our monthly cash burn, and obtaining covenant waivers which created incremental flexibility," commented Leslie D. Hale, President and Chief Executive Officer. “Our second quarter performance underscores RLJ’s differentiating attributes including our lean operating model, the construct and geographic diversity of our portfolio, and our strong liquidity position. We believe these portfolio attributes provide us with an advantage that will allow us to navigate the current environment, emerge in a relative position of strength during the recovery, and enable us to take advantage of opportunities at the appropriate time.” Ms. Hale continued, “In light of the boarder discussion around racial equality today, it is important to affirm our unwavering commitment to diversity, which has always been a core value for RLJ. I remain proud of the diversity throughout all levels of our organization, including the Board of Trustees, and believe that RLJ can serve as real example for the broader REIT industry.”

The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, EBITDAre, Adjusted
EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Operational Overview: (1)
Pro forma ADR	$115.94	$188.41	$166.46	$187.09
Pro forma Occupancy	11.7%	83.2%	36.1%	79.6%
Pro forma RevPAR	$13.56	$156.78	$60.04	$148.97

Financial Overview:
Total Revenues	$32,591	$448,727	$298,073	$847,994
Pro forma Hotel Revenue	$32,596	$381,297	$298,048	$721,693

Net (Loss) Income	($116,166)	$33,681	($146,995)	$62,013

Pro forma Hotel EBITDA	($42,722)	$133,610	$8,325	$235,984
Adjusted EBITDA (2)	($50,521)	$148,381	($9,105)	$259,927

Adjusted FFO	($80,072)	$119,190	($63,201)	$201,830
Adjusted FFO Per Diluted Common Share and Unit	($0.49)	$0.69	($0.38)	$1.16
Note:
(1) Pro forma statistics reflect the Company's 103 hotel portfolio as of June 30, 2020.
(2) Adjusted EBITDA for the three and six months ended June 30, 2019, included $23.9 million and $42.1 million, respectively, from sold hotels.

Business Update

Update on Hotel Re-openings

Concurrent with its first quarter earnings release, the Company announced suspension of operations at 57 hotels in response to state mandated stay-in-place orders and the significant reduction in demand due to the COVID-19 pandemic. As stay-in-place restrictions were lifted, the Company developed a framework to open hotels in a socially and financially responsible manner. Based on this framework, the Company reopened 21 hotels in the second quarter and 15 hotels during in the third quarter. The reopened hotels are primarily transient oriented, select-service and extended stay hotels located in drive-to and leisure markets. The Company continues to evaluate reopening additional hotels based on market conditions.

Currently, 82 of the company's 103 hotels are open. All open hotels continue to operate under aggressive operating cost containment plans, including significantly reduced staffing, elimination of non-essential amenities and services, and the closure of several floors and most food and beverage outlets.

Monthly Cash Burn Update

The Company is updating its prior estimate of monthly cash burn for the period from April to December 2020. The Company’s monthly cash burn during the second quarter was lower than expectations as hotel operating shortfalls were lower due to: higher revenues at hotels that were open for the entire quarter, primarily driven by the lift in leisure demand; incremental revenues from reopening more hotels during the second quarter than previously expected; and, greater cost savings from successful cost containment initiatives. These factors resulted in second quarter average hotel monthly operating shortfalls to be 40% below the Company’s prior estimates.

Based on the success in reducing the burn rate during the second quarter, the Company now estimates that average monthly cash burn across its portfolio will be approximately $25.0 million to $30.0 million (excluding capital investments), representing a $5.0 million reduction to the high end of the prior range and a $2.5 million reduction to the mid-point of the prior range. The current cash burn range is based on the following assumptions:

–Average hotel-level monthly operating shortfalls of approximately $5.0 million to $9.0 million

–Average hotel fixed costs of $7.0 million, which includes property taxes and insurance;

–Corporate-level monthly general and administrative cash expenses of $2.0 million; and

–Corporate-level outflows of $11.0 million to $12.0 million, which includes interest and scheduled principal payments on the Company’s outstanding debt as well as both common and preferred dividends.

The actual monthly cash burn will vary based on the level of lodging demand. Our monthly cash burn is expected to be at the low end of the range if lodging demand remains at current levels and the high end of the range if lodging demand contracts from current levels. Management continues to believe that its current liquidity has positioned the Company to withstand a protracted period of limited hotel demand.
Covenant Waiver Update

On June 25, 2020, the Company successfully amended its $1.8 billion senior unsecured credit facilities, comprising a $600.0 million revolving credit facility (the “Revolving Credit Facility”) and $1,175 million in term loans. The amendments include the waiver of all financial maintenance covenants through the first quarter of 2021 and modification of certain financial covenant calculations through the second quarter of 2022. The Company is permitted to make certain investments during the relief period, subject to certain conditions, including $200.0 million of hotel acquisitions (depending on the outstanding balance on the Revolving Credit Facility), and approximately $260.0 million of capital expenditures.

Balance Sheet
As of June 30, 2020, the Company had over $1.0 billion of unrestricted cash on its balance sheet, $200 million undrawn under the Revolving Credit Facility, no debt maturities until 2022, and $2.6 billion of debt outstanding.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.01 per common share of beneficial interest in the second quarter. The dividend was paid on July 15, 2020 to shareholders of record as of June 30, 2020.

The Company's Board of Trustees declared a quarterly cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on July 31, 2020 to shareholders of record as of June 30, 2020.

2020 Outlook
Given the uncertainties related to the pandemic and its impact on travel, the Company is unable to provide a future outlook at this time.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on August 7, 2020, at 11:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s second quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations page of the Company’s website.

Supplemental Information
Please refer to the schedule of supplemental information for additional details and pro forma operating statistics, which will be posted to the Company's website on August 7, 2020.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio consists of 103 hotels with approximately 22,570 rooms, located in 23 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, measures being taken in response to the COVID-19 pandemic, and the impact of the COVID-19 pandemic on our business, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty and a worsening of global economic conditions or low levels of economic growth; the duration and scope of the COVID-19 pandemic and its impact on the demand for travel and on levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel; the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies, travel, and economic activity; the pace of recovery when the COVID-19 pandemic subsides; the effects of steps we and our third party management partners take to reduce operating costs; increased direct competition, changes in government regulations or accounting rules; changes in local, national and global real estate conditions; declines in the lodging industry, including as a result of the COVID-19 pandemic; seasonality of the lodging industry; risks related to natural disasters, such as earthquakes and hurricanes; hostilities, including future terrorist attacks or fear of hostilities that affect travel; the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms; changes in interest rates; access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt; the Company’s ability to identify suitable acquisitions; the Company’s ability to close on identified acquisitions and integrate those businesses; and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contacts:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations ("FFO") in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated partnerships and joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO, EBITDA and EBITDAre
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers either outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: the Company excludes transaction costs expensed during the period
•Non-Cash Expenses: the Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income taxes, and unrealized gains and loss related to interest rate hedges
•Other Non-Operational Expenses: the Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin exclude the results of non-comparable hotels that were under renovation or not open for the entirety of the comparable periods. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Acquired hotels
For the three and six months ended June 30, 2020 and 2019, respectively, no hotels were acquired.

Pro forma adjustments: Sold hotels
For the three and six months ended June 30, 2020 and 2019, respectively, pro forma adjustments included the following sold hotels:
•Courtyard Austin Airport in June 2019
•Courtyard Boulder Longmont in June 2019
•Courtyard Fort Lauderdale SW Miramar in June 2019
•Courtyard Salt Lake City Airport in June 2019
•Fairfield Inn & Suites San Antonio Downtown Market in June 2019
•Hampton Inn Fort Walton Beach in June 2019
•Hampton Inn West Palm Beach Airport Central in June 2019
•Hampton Inn & Suites Clearwater St. Petersburg Ulmerton Road in June 2019
•Hampton Inn & Suites Denver Tech Center in June 2019
•Hilton Garden Inn Bloomington in June 2019
•Hilton Garden Inn Durham Raleigh Research Triangle Park in June 2019
•Hilton Garden Inn West Palm Beach Airport in June 2019
•Residence Inn Chicago Oak Brook in June 2019
•Residence Inn Detroit Novi in June 2019
•Residence Inn Fort Lauderdale Plantation in June 2019
•Residence Inn Fort Lauderdale SW Miramar in June 2019
•Residence Inn Longmont Boulder in June 2019
•Residence Inn Salt Lake City Airport in June 2019
•Residence Inn San Antonio Downtown Market Square in June 2019
•Residence Inn Silver Spring in June 2019
•SpringHill Suites Boulder Longmont in June 2019
•Embassy Suites Myrtle Beach Oceanfront Resort in June 2019
•Hilton Myrtle Beach Resort in June 2019
•Courtyard Austin Northwest Arboretum in August 2019
•Courtyard Boulder Louisville in August 2019
•Courtyard Denver West Golden in August 2019
•Courtyard Louisville Northeast in August 2019
•Courtyard South Bend Mishawaka in August 2019
•Hampton Inn Houston Galleria in August 2019
•Hyatt House Austin Arboretum in August 2019
•Hyatt House Houston Galleria in August 2019
•Hyatt House Dallas Lincoln Park in August 2019
•Hyatt House Dallas Uptown in August 2019
•Residence Inn Austin Northwest Arboretum in August 2019
•Residence Inn Austin North Parmer Lane in August 2019
•Residence Inn Boulder Louisville in August 2019
•Residence Inn Denver West Golden in August 2019
•Residence Inn Louisville Northeast in August 2019
•SpringHill Suites Austin North Parmer Lane in August 2019
•SpringHill Suites Louisville Hurstbourne North in August 2019
•SpringHill Suites South Bend Mishawaka in August 2019
•Residence Inn Columbia in September 2019
•Courtyard Austin South in November 2019
•Fairfield Inn & Suites Austin South Airport in November 2019
•Marriott Austin South in November 2019
•Residence Inn Austin South in November 2019
•SpringHill Suites Austin South in November 2019

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	June 30, 2020	December 31, 2019
Assets
Investment in hotel properties, net	$4,555,628	$4,614,966
Investment in unconsolidated joint ventures	14,862	15,171
Cash and cash equivalents	1,048,442	882,474
Restricted cash reserves	44,578	44,686
Hotel and other receivables, net of allowance of $573 and $251, respectively	11,410	39,762
Lease right-of-use assets	141,651	144,358
Deferred income tax asset, net	64,509	51,447
Prepaid expense and other assets	36,357	58,536
Total assets	$5,917,437	$5,851,400
Liabilities and Equity
Debt, net	$2,591,674	$2,195,707
Accounts payable and other liabilities	205,186	183,408
Advance deposits and deferred revenue	41,216	57,459
Lease liabilities	119,863	121,154
Accrued interest	5,292	3,024
Distributions payable	8,735	64,165
Total liabilities	2,971,966	2,624,917
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at June 30, 2020 and December 31, 2019	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 165,092,953 and 169,852,246 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	1,651	1,699
Additional paid-in capital	3,071,063	3,127,982
Accumulated other comprehensive loss	(82,573)	(19,514)
Distributions in excess of net earnings	(434,242)	(274,769)
Total shareholders’ equity	2,922,835	3,202,334
Noncontrolling interest:
Noncontrolling interest in consolidated joint ventures	13,492	14,065
Noncontrolling interest in the Operating Partnership	9,144	10,084
Total noncontrolling interest	22,636	24,149
Total equity	2,945,471	3,226,483
Total liabilities and equity	$5,917,437	$5,851,400
Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Revenues
Operating revenues
Room revenue	$27,853	$378,857	$246,745	$716,527
Food and beverage revenue	1,271	49,458	32,039	93,704
Other revenue	3,467	20,412	19,289	37,763
Total revenues	$32,591	$448,727	$298,073	$847,994
Expenses
Operating expenses
Room expense	12,469	88,898	76,222	173,086
Food and beverage expense	1,801	35,910	28,181	70,119
Management and franchise fees	(1,827)	35,825	15,317	69,944
Other operating expense	37,933	101,596	118,890	198,713
Total property operating expenses	50,376	262,229	238,610	511,862
Depreciation and amortization	49,229	54,956	98,402	113,359
Property tax, insurance and other	25,348	31,201	54,041	61,797
General and administrative	11,673	11,765	23,441	22,925
Transaction costs	20	425	30	984
Total operating expenses	136,646	360,576	414,524	710,927
Other income	282	349	859	622
Interest income	579	1,073	3,545	2,245
Interest expense	(23,794)	(25,237)	(47,607)	(45,299)
(Loss) gain on sale of hotel properties, net	(8)	(24,835)	94	(24,835)
(Loss) income before equity in loss from unconsolidated joint ventures	(126,996)	39,501	(159,560)	69,800
Equity in loss from unconsolidated joint ventures	(975)	(2,403)	(390)	(2,784)
(Loss) income before income tax benefit (expense)	(127,971)	37,098	(159,950)	67,016
Income tax benefit (expense)	11,805	(3,417)	12,955	(5,003)
Net (loss) income	(116,166)	33,681	(146,995)	62,013
Net loss (income) attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	524	(96)	1,837	256
Noncontrolling interest in the Operating Partnership	568	(141)	760	(233)
Preferred distributions - consolidated joint venture	—	—	—	(186)
Redemption of preferred equity - consolidated joint venture	—	—	—	(1,153)
Net (loss) income attributable to RLJ	(115,074)	33,444	(144,398)	60,697
Preferred dividends	(6,279)	(6,279)	(12,557)	(12,557)
Net (loss) income attributable to common shareholders	$(121,353)	$27,165	$(156,955)	$48,140
Basic per common share data:
Net (loss) income per share attributable to common shareholders	$(0.74)	$0.16	$(0.95)	$0.27
Weighted-average number of common shares	163,543,701	172,661,878	165,346,717	172,729,064
Diluted per common share data:
Net (loss) income per share attributable to common shareholders	$(0.74)	$0.16	$(0.95)	$0.27
Weighted-average number of common shares	163,543,701	172,766,091	165,346,717	172,808,513
Note:
The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly
Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unit holders

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(116,166)	$33,681	$(146,995)	$62,013
Preferred dividends	(6,279)	(6,279)	(12,557)	(12,557)
Preferred distributions - consolidated joint venture	—	—	—	(186)
Redemption of preferred equity - consolidated joint venture	—	—	—	(1,153)
Depreciation and amortization	49,229	54,956	98,402	113,359
Loss (gain) on sale of hotel properties, net	8	24,835	(94)	24,835
Noncontrolling interest in consolidated joint ventures	524	(96)	1,837	256
Adjustments related to consolidated joint ventures (1)	(74)	(75)	(149)	(149)
Adjustments related to unconsolidated joint ventures (2)	489	3,534	982	4,228
FFO	(72,269)	110,556	(58,574)	190,646
Transaction costs	20	425	30	984
Amortization of share-based compensation	3,325	3,035	6,021	5,760
Non-cash income tax (benefit) expense	(11,821)	2,770	(13,062)	4,052
Other expenses (3)	673	2,404	2,384	388
Adjusted FFO	$(80,072)	$119,190	$(63,201)	$201,830

Adjusted FFO per common share and unit-basic	$(0.49)	$0.69	$(0.38)	$1.16
Adjusted FFO per common share and unit-diluted	$(0.49)	$0.69	$(0.38)	$1.16

Basic weighted-average common shares and units outstanding (4)	164,316	173,435	166,119	173,502
Diluted weighted-average common shares and units outstanding (4)	164,316	173,539	166,119	173,582
Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint ventures.
(2) Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint ventures.
(3) Represents income and expenses outside of the normal course of operations, including debt modification costs, legal and other costs, property-level severance costs, hurricane-related costs that were not reimbursed by insurance, and unrealized gains and losses on certain discontinued cash flow hedges.
(4) Includes 0.8 million weighted-average operating partnership units for the three and six month periods ended June 30, 2020 and 2019.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(116,166)	$33,681	$(146,995)	$62,013
Depreciation and amortization	49,229	54,956	98,402	113,359
Interest expense, net of interest income	23,215	24,164	44,062	43,055
Income tax (benefit) expense	(11,805)	3,417	(12,955)	5,003
Adjustments related to unconsolidated joint ventures (1)	609	736	1,226	1,552
EBITDA	(54,918)	116,954	(16,260)	224,982
Loss (gain) on sale of hotel properties, net	8	24,835	(94)	24,835
Loss on sale of unconsolidated joint ventures (2)	—	2,923	—	2,923
EBITDAre	(54,910)	144,712	(16,354)	252,740
Transaction costs	20	425	30	984
Amortization of share-based compensation	3,325	3,035	6,021	5,760
Other expenses (3)	1,044	209	1,198	443
Adjusted EBITDA	(50,521)	148,381	(9,105)	259,927
General and administrative (4)	8,348	8,730	17,420	17,156
Other corporate adjustments (5)	(511)	422	(204)	977
Consolidated Hotel EBITDA	(42,684)	157,533	8,111	278,060
Pro forma adjustments - income from sold hotels	(38)	(23,923)	214	(42,076)
Pro forma Consolidated Hotel EBITDA	(42,722)	133,610	8,325	235,984
Pro forma Hotel EBITDA	$(42,722)	$133,610	$8,325	$235,984
Note:
(1) Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint ventures.
(2) Includes our ownership interest in the loss on sale of the unconsolidated joint ventures associated with two resort hotel properties owned by the Company in Myrtle Beach, SC.
(3) Represents expenses outside of the normal course of operations, including debt modification costs, legal and other costs, property-level severance costs, and hurricane-related costs that were not reimbursed by insurance.
(4) Excludes amortization of share-based compensation and activist shareholder costs reflected in Adjusted EBITDA.
(5) Other corporate adjustments include property-level adjustments and certain revenues and expenses at corporate entities. These items include interest income, amortization of deferred management fees, key money amortization, ground rent amortization, legal fees, revenues and expenses associated with non-hotel properties, income (loss) from unconsolidated entities, internal lease rent expense, and other items.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Total revenue	$32,591	$448,727	$298,073	$847,994
Pro forma adjustments - revenue from sold hotels	—	(66,434)	—	(124,932)
Other corporate adjustments / non-hotel revenue	5	(996)	(25)	(1,369)
Pro forma Hotel Revenue	$32,596	$381,297	$298,048	$721,693

Pro forma Hotel EBITDA	$(42,722)	$133,610	$8,326	$235,984

Pro forma Hotel EBITDA Margin	(131.1)%	35.0%	2.8%	32.7%

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of June 30, 2020 (2)
Secured Debt
Mortgage loan - 1 hotel	10	Jun 2022	Fixed	5.25%	$30,413
Mortgage loan - 2 hotels	10	Oct 2022	Fixed	4.95%	55,193
Mortgage loan - 1 hotel	10	Oct 2022	Fixed	4.95%	31,725
Mortgage loan - 1 hotel	10	Oct 2022	Fixed	4.94%	28,024
Mortgage loan - 7 hotels	3	Apr 2024	Floating	1.68%	200,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating (3)	2.88%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating (3)(5)	1.83%	85,000
Weighted-Average / Secured Total				2.84%	$526,355

Unsecured Debt
Revolver (4)	4	May 2025	Floating (3)(5)	3.76%	$400,000
$150 Million Term Loan Maturing 2022	7	Jan 2022	Floating (3)	3.88%	150,000
$400 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)	4.58%	400,000
$225 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)	4.58%	225,000
$400 Million Term Loan Maturing 2025	5	May 2025	Floating (3)	3.77%	400,000
Senior Unsecured Notes	10	Jun 2025	Fixed	6.00%	474,888
Weighted-Average / Unsecured Total				4.54%	$2,049,888

Weighted-Average / Gross Debt				4.19%	$2,576,243
Note:
(1) Interest rates as of June 30, 2020.
(2) Excludes the impact of fair value adjustments and deferred financing costs.
(3) The floating interest rate is hedged with an interest rate swap.
(4) As of June 30, 2020, there was $200.0 million of borrowing capacity on the Revolving Credit Facility, which is charged an unused commitment fee of 0.20% annually.
(5) Reflects an interest rate swap of $4.8 million on the $85.0 million loan and $375.0 million on the $400.0 million Revolver.